Confidential | for discussion purposes only GOLUB CAPITAL BDC 3, INC. EARNINGS PRESENTATION QUARTER ENDED JUNE 30, 2023

2 Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation. Actual results could differ materially from those anticipated in our forward-looking statements and future results could differ materially from historical performance. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any additional disclosures that we make directly to you or through reports that we have filed or in the future file with the Securities and Exchange Commission (“SEC”), including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. This presentation contains statistics and other data that have been obtained from or compiled from information made available by third-party service providers. We have not independently verified such statistics or data. In evaluating prior performance information in this presentation, you should remember that past performance is not a guarantee, prediction, or projection of future results, and there can be no assurance that we will achieve similar results in the future. Some of the statements in this presentation constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this presentation involve risks and uncertainties, including statements as to: our future operating results; our business prospects and the prospects of our portfolio companies, including our and their ability to achieve our respective objectives due to disruptions, including those caused by global health pandemics, such as the COVID-19 pandemic, or other large scale events; the effect of investments that we expect to make and the competition for those investments; completion of a public offering of our securities or other liquidity event; our contractual arrangements and relationships with third parties; actual and potential conflicts of interest with GC Advisors LLC ("GC Advisors"), our investment adviser, and other affiliates of Golub Capital LLC (collectively, "Golub Capital"); the dependence of our future success on the general economy and its effect on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; the use of borrowed money to finance a portion of our investments; the adequacy of our financing sources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; general economic and political trends and other external factors, changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets that could result in changes to the value of our assets; elevating levels of inflation, and its impact on us, on our portfolio companies and on the industries in which we invest; the ability of GC Advisors to locate suitable investments for us and to monitor and administer our investments; the ability of GC Advisors or its affiliates to attract and retain highly talented professionals; the ability of GC Advisors to continue to effectively manage our business due to disruptions, including those caused by global health pandemics, such as the COVID-19 pandemic, or other large scale events; turmoil in Ukraine and Russia, including sanctions related to such turmoil, and the potential for volatility in energy prices and other supply chain issues and any impact on the industries in which we invest; our ability to qualify and maintain our qualification as a regulated investment company and as a business development company; the impact of information technology systems and systems failures, including data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks; general price and volume fluctuations in the stock markets; the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder and any actions toward repeal thereof; and the effect of changes to tax legislation and our tax position. Disclaimer

Summary of Financial Results 01

4 Quarter Ended March 31, 2023 June 30, 2023 Selected Financial Highlights Net investment income per share $0.36 $0.39 Accrual (reversal) for capital gain incentive fee per weighted average share — — Net investment income before accrual (reversal) for capital gain incentive fee (net) per weighted average share1 $0.36 $0.39 Net realized/unrealized gain (loss) per share $0.00* $0.02 Earnings (loss) per share $0.36 $0.41 Distributions declared per share $0.12 $0.41 Net Asset Value Per Share $15.00 $15.00 * Represents an amount less than $0.01. 1. As a supplement to U.S. generally accepted accounting principles (“GAAP”) financial measures, the Company has provided this non-GAAP financial measure. The Company believes that this non-GAAP financial measure is useful as it excludes the accrual (reversal) of the capital gain incentive fee under GAAP which is not contractually payable under the terms of the Company’s investment advisory agreement with GC Advisors ( the “Investment Advisory Agreement”). The capital gain incentive fee payable as calculated under the Investment Advisory Agreement for the period ended June 30, 2023 is $0. However, in accordance with GAAP, the Company is required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Advisory Agreement. Although this non-GAAP financial measure is intended to enhance investors’ understanding of the Company’s business and performance, this non-GAAP financial measure should not be considered an alternative to GAAP. Summary of Financial Results vs. Prior Quarter

GBDC 3 Performance Drivers 02

6 Drivers of GBDC 3’s FQ3 2023 Earnings Key Themes from Quarter Ended June 30, 2023 Impact on GBDC 3 See the slide titled “Endnotes - Drivers of GBDC 3’s FQ3 2023 Earnings” at the end of this presentation for footnotes. ■ Overall, Golub Capital’s middle market borrowers showed continued revenue and EBITDA growth, albeit at a slower pace than recent quarters1 ■ Short-term interest rates continued to rise; base rates and yields at their highest level since 2001 ■ We have been anticipating a degree of credit migration, given rising interest rates and muddling economic growth; to date, however we have seen less migration in GBDC 3’s portfolio than expected as borrowers continue to adapt ■ We continue to focus on early detection of potential challenges and early action to mitigate them ■ Middle market M&A activity generally remains muted, but improving; that said, a significant acceleration in deal volume appears unlikely in calendar 2H 2023 ■ Record quarterly NII of $0.39 per share ■ NII before (reversal) for capital gain incentive fee per share increased ~8% quarter-over-quarter ■ Yield on investment portfolio continued to increase on a lagging basis2 as base rates increased ■ Well positioned for higher rates with ~100% floating rate loan investment portfolio ■ Continued strong credit performance: ■ Stable internal performance ratings3 (>90% rated 4 or 5) ■ Low non-accruals4 (only 3 non-accrual) ■ NAV per share remained stable quarter-over-quarter at $15.00 per share due to continued profitability and unrealized appreciation4

7 $15.00 $0.39 ($0.41) ($0.04) $0.06 $15.00 March 31, 2023 NAV Net Investment Income Dividends Recorded in June 30, 2023 Quarter Net Realized Gain (Loss) on Investments Net Change in Unrealized Appreciation (Depreciation) on Investments June 30, 2023 NAV GBDC 3 Generated Strong NII and Net Gains, Resulting in 11% Annualized Returns to Shareholders1 NAV Per Share Bridge Net Realized & Unrealized Gain: $0.02 ($0.37) 1. Annualized returns are calculated as the quarterly return on equity multiplied by four. Refer to slide 9 for a description of the quarterly return on equity calculation.

Summary of Financial Results for the Quarter Ended June 30, 2023 03

Financial Highlights

(Dollar amounts in 000s, except per share data)

Selected Financial Highlights	Quarter Ended 6/30/22	9/30/22	12/31/22	3/31/23	6/30/23
Net income (loss)	$4,079	$8,447	$13,331	$31,888	$37,009
Net investment income	23,458	24,494	29,028	31,928	34,914
Net realized/unrealized gain (loss)	(19,379)	(16,047)	(15,697)	(40)	2,095
Distributions declared	$13,743	$8,171	$24,319	$10,636	$37,009

Per Share[1] and Return on Equity[2] Statistics	Quarter Ended 6/30/22	9/30/22	12/31/22	3/31/23	6/30/23
Earnings (loss) per weighted average share	$0.05	$0.10	$0.15	$0.36	$0.41
Net investment income per weighted average share	0.30	0.29	0.34	0.36	0.39
Accrual (reversal) for capital gain incentive fee per weighted average share	(0.04)	(0.01)	—	—	—
Net investment income before accrual (reversal) for capital gain incentive fee (net) per weighted average share[3]	0.26	0.28	0.34	0.36	0.39
Net realized/unrealized gain (loss) per weighted average share	(0.25)	(0.19)	(0.19)	0.00 *	0.02
Quarterly return on equity – net income (loss)	0.4%	0.7%	1.0%	2.5%	2.8%
Net asset value	$14.88	$14.89	$14.76	$15.00	$15.00

* Represents an amount less than $0.01

1. Per share returns are calculated based on the daily weighted average shares outstanding during the period presented.
2. The quarterly return on equity is calculated as the annualized return on average equity divided by four. Return on equity calculations are based on the daily weighted average of total net assets during the period presented.
3. As a supplement to GAAP financial measures, the Company has provided this non-GAAP financial measure. The Company believes that this non-GAAP financial measure is useful as it excludes the accrual of the capital gain incentive fee which is not contractually payable under the terms of the Company's Investment Advisory Agreement. The capital gain incentive fee payable for the period ended June 30, 2023, as calculated under the Investment Advisory Agreement is $0. However, in accordance with GAAP, the Company is required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Advisory Agreement. Although this non-GAAP financial measure is intended to enhance investors' understanding of the Company's business and performance, this non-GAAP financial measure should not be considered an alternative to GAAP.

GOLUB CAPITAL

9

10 $2,259,798 $2,316,103 $2,401,959 $2,474,616 $2,533,433 June 30, 2022 September 30, 2022 December 31, 2022 March 31, 2023 June 30, 2023 $0 $200,000 $400,000 $600,000 $800,000 $1,000,000 $1,200,000 $1,400,000 $1,600,000 $1,800,000 $2,000,000 $2,200,000 $2,400,000 $2,600,000 Portfolio Highlights – Net Funds Growth – Total investments at fair value increased by approximately 2.4%, or $58.8 million, during the three months ended June 30, 2023. – As of June 30, 2023, we had $21.7 million of undrawn revolver commitments to portfolio companies. Historical Investment Portfolio ($000) Equity Junior Debt1 First Lien Traditional Senior 1. Junior Debt is comprised of second lien and subordinated debt. 11% 83% 5% 1% 11% 83% 5% 1% 9% 85% 5% 1% 9% 85% 5% 1% 9% 85% 5% 1% First Lien One Stop

11 Software 27% Healthcare Providers and Services 7% Automobiles 6% IT Services 6% Insurance 5%Specialty Retail 5% Diversified Consumer Services 4% Commercial Services and Supplies 3% Healthcare Equipment and Supplies 3% Pharmaceuticals 3% Portfolio Highlights – Portfolio Diversity Investment Portfolio $2,533mm | 281 Investments | Average Size <0.4% 1. Junior debt is comprised of second lien and subordinated debt. 2. The percentage of fixed rate and floating rate loans is calculated using total debt investments at fair value and excludes equity investments. 3. Based on S&P 2018 industry code. The ten largest industries represented as a percentage of the portfolio at fair value are labeled. All other industry segments are each below 3%. Diversification by Obligor Equity Junior Debt1 First Lien One Stop First Lien Traditional Senior Top 25 Investments 34% Remaining 256 Investments 66% Top 10 Investments 16% Avg Size <0.4% Portfolio Composition by Interest Rate Type on Loans2 Diversification by Industry3 33 industries below 3% 5% 9% 85% 1% Portfolio Composition by Seniority Floating, 100% Fixed, 0% 94% First Lien

12 1. Investment income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income, amortization of capitalized fees and discounts and accrued PIK/non-cash dividend income, divided by (b) the daily average of total earning investments at fair value. 2. Income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income and accrued PIK/non-cash dividend income, but excluding amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value. 3. The weighted average net investment spread is calculated as (a) the investment income yield less (b) the weighted average cost of debt. 4. The weighted average cost of debt is calculated as (a) the actual amount of expenses incurred on debt obligations divided by (b) the daily average of total debt obligations. Portfolio Highlights – Economic Analysis 7.5% 7.5% 7.3% 7.5% 8.7% 10.4% 11.4% 11.9% 7.0% 7.0% 6.9% 7.1% 8.3% 10.0% 11.1% 11.6% 4.9% 4.9% 4.6% 4.1% 3.9% 4.2% 4.1% 4.2% 2.6% 2.6% 2.7% 3.4% 4.8% 6.2% 7.3% 7.7% 0.1% 0.1% 0.7% 2.1% 3.6% 4.6% 4.9% 5.3% Investment yield¹ Income yield² Weighted average net investment spread³ Weighted average cost of debt 3-Month Secured Overnight Financing Rate (“SOFR”) September 30, 2021 December 31, 2021 March 31, 2022 June 30, 2022 September 30, 2022 December 31, 2022 March 31, 2023 June 30, 2023 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% 11.0% 12.0% 13.0% 4

Portfolio Highlights – Credit Quality

- Over 90% of the investments in our portfolio at fair value have an Internal Performance Rating of 4 or higher as of June 30, 2023, and only three portfolio company investments were on non-accrual.

Internal Performance Ratings

(% of Portfolio at Fair Value)

	At Fiscal Year End					At Quarter End		
Rating	2018	2019	2020	2021	2022	December 31, 2022	March 31, 2023	June 30, 2023
5	1.1%	0.3%	2.2%	5.7%	3.3%	1.2%	0.8%	0.8%
4	98.9%	98.1%	85.6%	91.9%	92.9%	92.0%	90.5%	90.1%
3	0.0%	1.6%	12.2%	2.4%	3.6%	6.6%	8.6%	9.1%
2	0.0%	0.0%	0.0%*	0.0%*	0.2%	0.2%	0.1%	0.0%*
1	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Grand Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Internal Performance Rating Definitions

Rating	Definition
5	Borrower is performing above expectations and the trends and risk factors are generally favorable
4	Borrower is generally performing as expected and the risk factors are neutral to favorable
3	Borrower may be out of compliance with debt covenants; however, loan payments are generally not past due
2	Borrower is performing materially below expectations and the loan's risk has increased materially since origination
1	Borrower is performing substantially below expectations and the loan's risk has substantially increased since origination

* Represents an amount less than 0.1%.

GOLUB CAPITAL

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14 Quarterly Statements of Financial Condition As of (Dollar amounts in 000s, except share and per share data) June 30, 2022 September 30, 2022 December 31, 2022 March 31, 2023 June 30, 2023 (unaudited) (audited) (unaudited) (unaudited) (unaudited) Assets Investments, at fair value $2,259,798 $2,316,103 $2,401,959 $2,474,616 $2,533,433 Cash, cash equivalents and foreign currencies 18,482 17,578 16,614 49,813 15,149 Restricted cash and cash equivalents 67,457 48,337 65,118 58,586 66,987 Other assets 17,771 29,311 21,629 21,298 27,520 Total Assets $2,363,508 $2,411,329 $2,505,320 $2,604,313 $2,643,089 Liabilities and Net Assets Debt $1,103,735 $1,118,992 $1,194,053 $1,237,003 $1,219,029 Unamortized debt issuance costs (4,099) (3,055) (4,419) (4,588) (3,839) Interest payable 7,792 10,455 14,598 18,642 18,555 Management and incentive fee payable 9,314 10,167 11,147 11,769 12,364 Distributions payable 13,743 — — 10,636 27,183 Other liabilities 6,430 1,851 2,605 2,255 9,542 Total Liabilities 1,136,915 1,138,410 1,217,984 1,275,717 1,282,834 Total Net Assets 1,226,593 1,272,919 1,287,336 1,328,596 1,360,255 Total Liabilities and Net Assets $2,363,508 $2,411,329 $2,505,320 $2,604,313 $2,643,089 Net Asset Value per Share $14.88 $14.89 $14.76 $15.00 $15.00 Leverage Ratio 0.91x 0.89x 0.94x 0.95x 0.91x Asset coverage 210.4% 212.7% 206.5% 205.8% 209.9% Common shares outstanding 82,417,165 85,511,291 87,217,539 88,572,995 90,683,649

15 Quarterly Operating Results Quarter Ended (Dollar amounts in 000s, except share and per share data) June 30, 2022 September 30, 2022 December 31, 2022 March 31, 2023 June 30, 2023 (unaudited) (unaudited) (unaudited) (unaudited) (unaudited) Investment Income Interest income $37,907 $47,973 $58,198 $64,438 $69,389 Dividend income 12 45 1,889 2,051 2,138 Fee income 498 852 210 136 140 Total investment income $38,417 $48,870 $60,297 $66,625 $71,667 Expenses Interest and other debt financing expenses $8,865 $13,714 $18,017 $21,522 $22,802 Base management fee, net of waiver 5,432 5,901 6,060 6,067 6,290 Incentive fee – net investment income, net of waiver 2,787 4,174 5,122 5,634 6,162 Incentive fee – capital gains, net of waiver (3,322) (837) — — — Other operating expenses 1,197 1,424 1,415 1,499 1,499 Total expenses 14,959 24,376 30,614 34,722 36,753 Excise tax — — 655 (25) — Net investment income after tax $23,458 $24,494 $29,028 $31,928 $34,914 Net Gain (Loss) on Investments and Foreign Currency Net realized gain (loss) on investments and foreign currency transactions $70 $284 $3,051 $763 ($3,588) Net unrealized appreciation (depreciation) on investments and foreign currency transactions (19,449) (16,331) (18,748) (803) 5,683 Net gain (loss) on investments and foreign currency transactions (19,379) (16,047) (15,697) (40) 2,095 Net increase (decrease) in net assets resulting from operations $4,079 $8,447 $13,331 $31,888 $37,009 Per Share Data Earnings (loss) per weighted average share1 $0.05 $0.10 $0.15 $0.36 $0.41 Net investment income per weighted average share1 $0.30 $0.29 $0.34 $0.36 $0.39 Distributions declared per share2 $0.18 $0.10 $0.28 $0.12 $0.41 Weighted average common shares outstanding 77,136,908 84,006,926 86,259,604 87,774,782 89,473,232 See the slide titled “Endnotes - Quarterly Results” at the end of this presentation for footnotes.

16 1.8% 3.1% 3.1% 2.7% 2.3% 2.1% 2.5% 3.0% 2.4% (8.7)% 8.3% 3.5% 3.1% 3.5% 2.5% 2.2% 2.6% 2.5% 0.4% 0.7% 1.0% 2.5% 2.8% Dec- 17 Mar- 18 Jun- 18 Sep- 18 Dec- 18 Mar- 19 Jun- 19 Sep- 19 Dec- 19 Mar- 20 Jun- 20 Sep- 20 Dec- 20 Mar- 21 Jun- 21 Sep- 21 Dec- 21 Mar- 22 Jun- 22 Sep- 22 Dec- 22 Mar- 23 Jun- 23 Quarterly Return on Equity Since Inception* * Quarterly return on equity is calculated as the annualized return on average equity divided by four. Return on equity calculations are based on the daily weighted average of total net assets during the period presented. 1.The 8.0% Internal rate of return (“IRR”) on net asset value (“NAV”) is calculated at the fund level using beginning of period NAV, capital share issuances during the period, distributions paid or payable during the period, and ending period NAV. Period beginning August 1, 2017 and ending June 30, 2023. The first investment in GBDC 3 took place on August 1, 2017. These returns do not represent an actual return to any investor in the Company. Investors in GBDC 3 have achieved a 8.0% IRR on NAV1 Avg. 2.2%

Liquidity and Capital Subscriptions

Cash and Cash Equivalents

- Unrestricted cash and cash equivalents and foreign currencies totaled $15.1 million as of June 30, 2023.
- Restricted cash and cash equivalents totaled $67.0 million as of June 30, 2023. Restricted cash is held in our securitization vehicles and pursuant to our revolving credit facilities and is reserved for quarterly interest payments and is also available for new investments that qualify for reinvestment under the terms of the relevant leverage facility.

Capital Subscriptions

- As of June 30, 2023, we had total investor capital subscriptions of $1.388 billion and contributed capital of $1.277 billion (92.0% called capital ratio).
- During the quarter ended June 30, 2023, we issued two capital call for proceeds of $27.3 million.

Debt Facilities – Availability

- Deutsche Bank Credit Facility – As of June 30, 2023, subject to leverage and borrowing base restrictions, we had $181.0 million of remaining commitments and $68.3 million of availability on this $625.0 million revolving credit facility.
- GC Advisors Revolver – As of June 30, 2023, we had $40.0 million of remaining commitments and availability on our $40.0 million unsecured line of credit with GC Advisors.

Key Funding Vehicles[1]

Funding Source	Debt Commitment	Outstanding Par	Undrawn Commitment	Reinvestment Period	Stated Maturity	Interest Rate
Deutsche Bank Credit Facility	$625,000	$444,029	$180,971	March 10, 2024	March 10, 2027	SOFR + 2.55%
2021 Debt Securitization	298,000	298,000	—	April 15, 2025	April 15, 2033	3 Month LIBOR + 1.77%[2]
2022 Debt Securitization	252,000	252,000	—	January 25, 2024	January 18, 2030	3 Month SOFR + 2.00%
2022-2 Debt Securitization	225,000	225,000	—	January 18, 2026	Janaury 18, 2034	3 Month SOFR + 2.60%
GC Advisors Revolver	40,000	—	40,000	N/A	September 29, 2023	Applicable Federal Rate

1. Information presented is as of June 30, 2023.
2. Interest rate for the 2021 Debt Securitization represents the weighted average spread over 3-month London Interbank Offered Rate ("LIBOR") for the various tranches of issued notes, excluding a $10.0 million note that has a fixed rate of 3.91% and tranches retained by the Company. On June 30, 2023, we entered into a supplemental indenture to replace LIBOR as the interest rate benchmark, with three-month term SOFR plus 0.26161%, effective as of the start of the first interest accrual period commencing after June 30, 2023.

GOLUB CAPITAL

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18 Common Stock and Distribution Information Date Declared Record Date Earnings Period Shares Outstanding Payment Date Amount Per Share Total Amount February 4, 2022 April 29, 2022 April 2022 76,705,607.756 July 25, 2022 $0.0800 $6,135 May 6, 2022 May 20, 2022 May 2022 76,705,607.756 July 25, 2022 0.0992 7,608 May 6, 2022 June 24, 2022 June 20221 79,224,646.937 September 14, 2022 — — Total for Quarter Ended June 30, 2022 $0.1792 $13,743 May 6, 2022 July 19, 2022 July 2022 82,417,164.611 September 14, 2022 $0.0991 $8,171 August 5, 2022 September 20, 2022 Aug / Sep 20222 85,511,291.055 November 22, 2022 — — Total for Quarter Ended September 30, 2022 $0.0991 $8,171 August 5, 2022 October 18, 2022 October 20223 85,511,291.055 December 28, 2022 — — November 18, 2022 December 15, 2022 N/A 86,854,896.195 December 20, 2022 $0.2800 $24,319 Total for Quarter Ended December 31, 2022 $0.2800 $24,319 November 18, 2022 January 17, 2023 January 20234 87,217,538.663 March 21, 2023 — — February 7, 2023 March 17, 2023 Feb / Mar 2023 88,572,994.567 May 23, 2023 $0.1201 $10,636 Total for Quarter Ended March 31, 2023 $0.1201 $10,636 February 7, 2023 April 28, 2023 April 2023 89,509,039.889 June 21, 2023 $0.1098 $9,826 May 5, 2023 May 26, 2023 May 2023 89,660,313.188 August 22, 2023 0.1542 13,822 May 5, 2023 June 16, 2023 June 2023 89,660,313.188 August 22, 2023 0.1490 13,361 Total for Quarter Ended June 30, 2023 $0.4130 $37,009 Distributions Paid and Payable (Dollar amounts in 000s, except share and per share data) 1. On May 6, 2022, our board of directors declared a distribution in an amount equal to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period June 1, 2022 through June 30, 2022 per share payable on September 14, 2022 to shareholders of record on June 24, 2022. Due to a net decrease in net assets resulting from operations for the period June 1, 2022 through June 30, 2022, the distribution declared for the June 2022 earnings period was zero. 2. On August 5, 2022, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of September 30, 2022 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period August 1, 2022 through September 30, 2022 and the payment of this distribution is $15.00 per share. Due to a net asset value per share less than $15.00 per share, the distribution declared for the period was zero. 3. On August 5, 2022, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of October 31, 2022 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period October 1, 2022 through October 31, 2022 and the payment of this distribution is $15.00 per share. Due to a net asset value per share less than $15.00 per share, the distribution declared for the period was zero. 4. On November 18, 2022, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of January 31, 2023 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period January 1, 2023 through January 31, 2023 and the payment of this distribution is $15.00 per share. Due to a net asset value per share less than $15.00 per share, the distribution declared for the period was zero.

19 Common Stock and Distribution Information Distributions Declared (Dollar amounts in 000s, except share and per share data) Date Declared Record Date Earnings Period Shares Outstanding Payment Date Amount Per Share Total Amount May 5, 2023 July 28, 2023 July 20231 90,683,649.056 September 19, 2023 [TBD] TBD August 3, 2023 August 30, 2023 August 20232 TBD November 21, 2023 TBD TBD August 3, 2023 September 22, 2023 September 20233 TBD November 21, 2023 TBD TBD August 3, 2023 October 2, 2023 Special4 TBD October 5, 2023 $0.1640 TBD August 3, 2023 October 20, 2023 October 20235 TBD December 27, 2023 TBD TBD 1. On May 5, 2023, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of July 31, 2023 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period July 1, 2023 through July 31, 2023 and the payment of this distribution is $15.00 per share. 2. On August 3, 2023, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of August 31, 2023 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period August 1, 2023 through August 31, 2023 and the payment of this distribution is $15.00 per share. 3. On August 3, 2023, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of September 30, 2023 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period September 1, 2023 through September 30, 2023 and the payment of this distribution is $15.00 per share. 4. On August 3, 2023, our board of directors declared a special distribution of $0.1640 per share, which represents an amount equal to the incentive fee payments deposited in escrow and to be returned to us for the benefit of our stockholders in accordance with the investment advisory agreement. 5. On August 3, 2023, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of October 31, 2023 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period October 1, 2023 through October 31, 2023 and the payment of any special distributions and this distribution is $15.00 per share.

Appendix: Endnotes A

21 Endnotes - Drivers of GBDC 3’s FQ3 2023 Earnings 1. Please see the Q2 2023 Golub Capital Middle Market Report (which is available on Golub Capital’s website at www.golubcapital.com) for additional details. The Golub Capital Middle Market Report for Q2 2023 compared April 2023 and May 2023 revenue and earnings of middle market private companies in the Golub Capital Altman Index to revenue and earnings in April and May 2022. 2. “Lagging basis" refers to the period of time between an increase in the applicable base rate on the portfolio company investment and the timing of the interest rate reset provision in such portfolio company investment. 3. Please see page titled “Portfolio Highlights - Credit Quality”. 4. Please see page titled, “GBDC 3 Generated Strong NII and Net Gains, Resulting in 11% Annualized Returns to Shareholders”.

22 Endnotes - Quarterly Results 1. Except as otherwise noted, per share data are calculated based on the daily weighted average shares outstanding during the period presented. 2. Per share data are based on (i) the total distributions paid for each respective record date during the period presented divided by (ii) the total number of shares outstanding on each respective record date. Please see slide titled, “Common Stock and Distribution Information” included in this presentation for details on the distributions declared during the period.